Exhibit 99.9

Contact:	Lorraine D. Miller, CFA
Senior Vice President - Investor Relations 478.722.6210

SECURITY BANK CORPORATION ANNOUNCES

$35 MILLION RIGHTS OFFERING

Macon, GA., February 11, 2008 / Prime Newswire/ — Security Bank Corporation (Nasdaq: SBKC) today announced that it is planning to commence a $35 million rights offering of common stock to its shareholders to improve its capital and liquidity position.

Security Bank Corporation will be distributing non-transferable rights to subscribe for and purchase up to 5,319,148 million shares of its common stock to common shareholders of record as of 5:00 p.m., local time, February 11, 2008 (the “Record Date”). Shareholders will be able to exercise their rights to purchase shares in the offering until 5:00 p.m., local time, on March 10, 2008. In the offering, each common stockholder will receive a right to purchase 0.28121 shares of common stock, at a subscription price of $6.58 per share, for each share owned on the Record Date. Shareholders who exercise their basic subscription right will also be able to exercise an oversubscription right.

In conjunction with the rights offering, Security Bank entered into a standby purchase agreement with Jonathan W. Been and Benjamin W. Griffith, III, pursuant to which these current shareholders have agreed to backstop the rights offering by agreeing to purchase up to $18 million of common stock in the offering. This aggregate amount includes all of the shares purchasable by these two individuals in connection with their basic subscription privileges along with their standby commitment.

Security Bank expects to utilize the proceeds of the transaction to reduce borrowings under its holding company line of credit, to maintain its various bank subsidiaries at a well-capitalized regulatory level, to provide flexibility to work through problem assets and for general corporate purposes.

A copy of the prospectus, the accompanying prospectus supplement and additional materials relating to the rights offering are expected to be mailed on or about February 13, 2008 to common shareholders of Security Bank as of the Record Date. Common shareholders may also obtain a copy of the prospectus and the accompanying prospectus supplement from the information agent for the offering, by contacting MacKenzie Partners, Inc. 105 Madison Avenue, 14th Floor, New York, New York 10016, telephone (800) 322-2885 or by email at rightsoffering@mackenziepartners.com.

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of such jurisdiction.

About Security Bank Corporation

Based in Macon, Georgia, Security Bank Corporation is a multi-bank holding company with assets of $2.8 billion at December 31, 2007. Security Bank Corporation operates 6 community banks with banking offices located throughout middle Georgia, coastal Georgia and north metropolitan Atlanta. In addition, Security Bank Corporation operates an investment management and planning firm, CFS Wealth Management, LLC, in addition to operating its interim real estate and development lender and traditional mortgage originator, Fairfield Financial Services, Inc., with offices throughout Georgia.

Security Bank Corporation common stock is traded on the NASDAQ Global Select Market under the ticker symbol “SBKC.” You may obtain copies of all documents that Security Bank files with the Securities and Exchange Commission, free of charge, at the SEC’s website at www.sec.gov. In addition, copies of these documents may also be obtained from us without charge by directing a written request to Security Bank Corporation, 4219 Forsyth Road, Macon, Georgia 31210, Attention: Investor Relations.

Safe Harbor

Statements contained in this press release that are not historical facts are forward looking statements. Forward-looking statements may address issues involving significant risks, uncertainties, estimates and assumptions made by management. Security Bank’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Security Bank believes that the expectations and estimates reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forwardlooking statements. Please refer to Security Bank Corporation’s public filings with the Securities and Exchange Commission for a summary of important factors that could affect Security Bank Corporation’s financial results and operations and its forward-looking statements. Security Bank Corporation does not intend to and assumes no responsibility, except as required by law, for updating or revising any forwardlooking statements contained in this press release, whether as a result of new information, changes in assumptions, future events or otherwise.